UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) August 15, 2003

                    World Information Technology, Inc.
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)

                  Nevada               0-49795         80-0001653
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)   Identification)

   2300 W. Sahara Ave. Suite 500-B, Las Vegas, NV         89102
   ----------------------------------------------      --------------
    (Address of principal executive offices)           (zip code)

             Issuer's telephone number:   (702) 947-0105
                                          ----------------

                             Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

Item 5   Other Events.

On August 15, 2003, World Information Technology, Inc. ("the Company") entered into a Asset Sale Agreement with Knowgen Systems, Inc., a Michigan corporation (the "Knowgen Systems") and Parsh Patel, individually. This transaction was approved by the board of directors of World Information Technology.

Under the terms of the Asset Sale Agreement, Knowgen Systems, Inc. will sell to World Information Technology the following assets:

o  JODE Software
   -------------

JODE is an integrated application desktop that guides developers through the lifecycle processes, enabling them to use the appropriate middleware tools and allowing them to focus on business needs and abstracting them from the technical intricacies of the system, tools and environment. This tool permits application developers to concentrate strictly on the building of business applications. JODE will also provide a consistent look and feel across the organization, thus enabling the application developer the ability to deliver new business applications or enhancements consistently in a rapid fashion.

o  KnowPad Software
   ----------------

KnowGen's connectivity product provides an integrated and comprehensive solution for all aspects of the professional services business. This concept is analogous to how FedEx tracks parcels. However, KnowGen's system does not track parcels, it tracks people, projects, designs, client relationships, assets and resources related to any information technology job. The goal is to provide all its qualified users accurate and immediate information displayed on all specified, commonly used systems and devices and on all targeted resources registered and tagged, again like FedEx registers and tags all its parcels, on KnowGen's ASP system.

This Asset purchase includes all print material, source code, trademarks, patents and drawings developed in connection with Jode and KnowPad Software, including posters, flyers, newspaper copy advertisements, letterhead, including the right to use templates for such material for future product development.

World Information shall receive the Assets in exchange for the title to the Assets and agreement to indemnify World Information against undisclosed liabilities. Upon issuance of 50,000 shares of World Information common stock, the Assets shall be considered transferred and sold by Knowgen Systems to World Information. Such issuances were made pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. If after August 1, 2004, there is no breach of warranty or claim relating to the Assets title, World Information shall issue 50,000 shares of it's common to Knowgen Systems. If after August 1, 2005, there is no breach of warranty or claim relating to the Assets title, World Information shall issue 50,000 shares of its common to Knowgen Systems.

ITEM 7 (c) Exhibits

Exhibit Number   Name and/or Identification of Exhibit
----------------------------------------------------------------------

   10.4 Asset Sale Agreement between World Information Technolology, Inc. and and Knowgen Systems, Inc., and Parsh Patel, dated August 15, 2003.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WORLD INFORMATION TECHNOLOGY, INC

Date:  August 17, 2003                By: /s/ Gary D. Morgan
                                      ---------------------------------
                                              Gary D. Morgan
                                              Chairman/CEO